UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2006

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(612) 661-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of TCF Financial Corporation (the “Company”) announced the appointment of Gregory J. Pulles as a Class II director of the Company, effective July 17, 2006.  Mr. Pulles will stand for re-election at the 2007 Annual Meeting of Stockholders when the term of all Class II directors will expire.  The Company’s Board of Directors also appointed Mr. Pulles to serve on the Shareholder Relations/De Novo Expansion Committee of the Board of Directors.  Mr. Pulles’ service on the Board of Directors will be in a non-independent capacity as he currently serves, and will continue to serve, as the Company’s Vice Chairman, General Counsel and Secretary.

The Company’s Board of Directors was expanded from eleven to twelve members upon Mr. Pulles’ election.  Eight of the board members are considered to be independent under the listing standards of the New York Stock Exchange.

On December 15, 2005, the Company entered into an employment agreement and a change in control agreement with Mr. Pulles.  The material terms of those agreements, which were previously disclosed in, and attached as Exhibits 10(i)-2 and 10(g)-2, respectively, to the Current Report on Form 8-K filed by the Company on December 19, 2005, will remain unchanged.  Mr. Pulles will receive no additional compensation as a result of his election to the Board.

A copy of the press release issued by the Company on July 20, 2006 announcing Mr. Pulles’ election as a director is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 20, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Lynn A. Nagorske
Lynn A. Nagorske,
Chief Executive Officer and Director

/s/ Neil W. Brown
Neil W. Brown, President and
Chief Financial Officer
(Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President,
Controller and Assistant Treasurer
(Principal Accounting Officer)

Dated:    July 20, 2006

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